Exhibit 99.1

(NASDAQ: BOCH)

For Immediate Release:

Bank of Commerce Holdings Announces Results for the First Quarter of 2015

REDDING, California, April 30, 2015 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $985.4 million asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter ended March 31, 2015. Net income available to common shareholders for the quarter ended March 31, 2015 was $1.8 million or $0.13 per share – diluted, compared with $515 thousand or $0.04 per share – diluted for the same period of 2014.

Financial highlights for the first quarter of 2015:

●

Net income available to common shareholders of $1.8 million for the three months ended March 31, 2015 was a $1.2 million (240%) improvement over $515 thousand net income available to common shareholders earned during the first quarter of 2014; and a $118 thousand (7%) improvement over $1.6 million available to common shareholders earned during the previous quarter.

●	Gross loans at March 31, 2015 totaled $699.2 million, an increase of $92.2 million (15%) since March 31, 2014; and an increase of $38.3 million (23% annualized) since December 31, 2014.
●	Nonperforming assets at March 31, 2015 totaled $20.0 million, a decrease of $5.3 million compared to March 31, 2014; and a decrease of $2.2 million compared to December 31, 2014.
●	The Company’s net interest margin improved to 3.72% for the quarter ended March 31, 2015 from 3.63% for the first quarter of 2014 and 3.67% for the fourth quarter of 2014.
●	Net loan loss recoveries of $476 thousand during the quarter ended March 31, 2015 negated the need for a provision for loan and lease losses.
●

Noninterest bearing demand deposits for the quarter ended March 31, 2015 averaged $148.9 million, an increase of $17.4 million (13%) since the first quarter of 2014; and a decrease of $4.1 million (11% annualized) since the fourth quarter of 2014.

●

The Company’s tangible book value increased to $6.41 per common share at March 31, 2015 from $5.97 per common share at March 31, 2014 (7%); and from $6.29 per common share at December 31, 2014 (8% annualized).

Randall S. Eslick, President and CEO commented: “I am very pleased that we continue to successfully accomplish our primary objectives of growing the loan portfolio, reducing the level of non-performing assets, and improving the net interest margin in this protracted low interest rate environment.  The efforts of our talented employees have resulted in these positive trends, and provide the foundation for improving profitability over the remainder of the year.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could further reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

(NASDAQ: BOCH)

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For the Three Months Ended
	March 31,		December 31,
Net income, average assets and average shareholders' equity	2015	2014	2014
Income available to common shareholders	$1,751	$515	$1,633
Average total assets	$978,916	$960,163	$985,100
Average shareholders' equity	$104,618	$103,206	$103,147

Selected performance ratios
Return on average assets	0.72%	0.21%	0.66%
Return on average equity	6.69%	2.00%	6.33%
Efficiency ratio	71.48%	89.49%	76.02%

Share and per share amounts
Weighted average shares - basic	13,303	13,942	13,295
Weighted average shares - diluted	13,340	13,987	13,335
Earnings per share - basic	$0.13	$0.04	$0.12
Earnings per share - diluted	$0.13	$0.04	$0.12

	At March 31,		At December 31,
Share and per share amounts	2015	2014	2014
Common shares outstanding	13,337	13,552	13,295
Book value per common share	$6.41	$5.97	$6.29

Capital ratios
Bank of Commerce Holdings
Common equity tier 1 capital ratio (1)	9.73%	n/a	n/a
Tier 1 capital ratio	13.10%	15.94%	13.91%
Total capital ratio	14.35%	17.20%	15.16%
Tier 1 leverage ratio	11.74%	12.80%	11.60%

Redding Bank of Commerce
Common equity tier 1 capital ratio (1)	13.05%	n/a	n/a
Tier 1 capital ratio	13.05%	15.56%	13.89%
Total capital ratio	14.30%	16.82%	15.14%
Tier 1 leverage ratio	11.70%	12.49%	11.57%

(1) As of March 31, 2015, common equity tier 1 capital ratio is a new ratio requirement under the Basel III Capital Rules and represents the sum of the common equity tier 1 elements, minus regulatory adjustments and deductions divided by net risk weighted assets.

The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The change in capital ratios during the current quarter compared to the same period a year ago and the prior quarter is primarily due to repayment of junior subordinated debentures, repurchase of common stock, and a change in the calculation of the risk-weighted average assets in accordance with Basel III.

(NASDAQ: BOCH)

BALANCE SHEET OVERVIEW

As of March 31, 2015, the Company had total consolidated assets of $985.4 million, gross loans of $699.2 million, allowance for loan and lease losses (“ALLL”) of $11.3 million, total deposits of $762.0 million, and shareholders’ equity of $105.4 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2014	Total
Commercial	$153,044	22%	$165,747	27%	$(12,703)	(8)%	$153,957	23%
Real estate - construction loans	29,127	4	17,500	3	11,627	66%	30,099	5
Real estate - commercial (investor)	235,404	34	205,111	35	30,293	15%	215,114	33
Real estate - commercial (owner occupied)	127,259	18	86,929	14	40,330	46%	115,389	17
Real estate - ITIN loans	52,043	7	55,411	9	(3,368)	(6)%	52,830	8
Real estate - mortgage	12,304	2	14,973	2	(2,669)	(18)%	13,156	2
Real estate - equity lines	45,750	7	45,519	7	231	1%	44,981	7
Consumer	44,283	6	15,749	3	28,534	181%	35,210	5
Other	15	0	110	0	(95)	(86)%	162	0
Gross loans	699,229	100%	607,049	100%	92,180	15%	660,898	100%
Deferred fees and costs	315		320		(5)		157
Loans, net of deferred fees and costs	699,544		607,369		92,175		661,055
Allowance for loan and lease losses	(11,296)		(9,748)		(1,548)		(10,820)
Net loans	$688,248		$597,621		$90,627		$650,235

Average yield on loans during the quarter	4.77%		4.80%		(0.03)		4.77%

The Company recorded gross loan balances of $699.2 million at March 31, 2015, compared with $607.0 million and $660.9 million at March 31, 2014 and December 31, 2014; an increase of $92.2 million and $38.3 million, respectively. The increase in gross loans compared to the same period a year ago and the prior quarter was driven by strong organic loan originations and the purchase of wholesale loan pools. During the three months ended March 31, 2015, the Company purchased $14.1 million and $6.4 million in consumer and commercial real estate investor loan pools, respectively. During the 12 month period ended March 31, 2015, the Company purchased $43.6 million, $6.4 million and $18.5 million in consumer, commercial real estate investor and SBA loan pools, respectively.

The increase in the ALLL in the current quarter compared to the prior quarter resulted from $655 thousand in loan recoveries partially offset by $179 thousand in loan charge offs. These net recoveries negated the need for a provision for loan and lease losses during the first quarter of 2015. See table 8 for additional detail of the ALLL.

(NASDAQ: BOCH)

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2014	Total

Cash and due from banks	$19,309	8%	$54,422	17%	$(35,113)	(65)%	$43,949	16%
Interest bearing due from banks	10,802	5	20,146	6	(9,344)	(46)%	14,473	5
Total cash and cash equivalents	30,111	13	74,568	23	(44,457)	(60)%	58,422	21

U.S. government and agencies	6,422	3	6,300	2	122	2%	6,393	2
Obligations of state and political subdivisions	53,491	23	56,454	18	(2,963)	(5)%	54,363	20
Residential mortgage backed securities and collateralized mortgage obligations	41,851	18	53,105	17	(11,254)	(21)%	47,015	17
Corporate securities	31,660	14	49,553	16	(17,893)	(36)%	37,734	13
Commercial mortgage backed securities	6,799	3	10,406	3	(3,607)	(35)%	10,389	4
Other asset backed securities	26,667	11	28,192	9	(1,525)	(5)%	31,092	11
Total investment securities - AFS	166,890	72	204,010	65	(37,120)	(18)%	186,986	67

Obligations of state and political subdivisions - HTM	36,609	15	36,985	12	(376)	(1)%	36,806	12
Total investment securities - AFS and HTM	203,499	87	240,995	77	(37,496)	(19)%	223,792	79

Total cash, cash equivalents and investment securities	$233,610	100%	$315,563	100%	$(81,953)	(26)%	$282,214	100%

Average yield on interest bearing due from banks and investment securities during the quarter	2.73%		2.47%		0.26		2.60%

The Company’s primary liquidity position tightened during the current reporting period. As of March 31, 2015, the Company maintained cash positions at the Federal Reserve Bank and correspondent banks in the amount of $19.3 million. The Company also held interest bearing deposits with other financial institutions in the amount of $10.8 million.

Available-for-sale investment securities totaled $166.9 million at March 31, 2015, compared with $204.0 and $187.0 million at March 31, 2014 and December 31, 2014, respectively. The Company’s available-for-sale investment portfolio provides the Company a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the first quarter of 2015, the Company purchased eight securities with a par value of $12.0 million and weighted average yield of 2.74% and sold twenty-two securities with a par value of $25.4 million and weighted average yield of 2.53%. The sales activity resulted in $215 thousand in net realized gains for the three months ended March 31, 2015. During the three months ended March 31, 2015, the Company also received $7.4 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average quarterly securities balances and weighted average tax equivalent yields at March 31, 2015 and 2014 were $213.9 million and 3.46% compared to $246.9 million and 3.48%, respectively. During the first quarter of 2015, reductions in the available-for-sale investment portfolio were used to fund higher yielding loan assets.

During the current quarter, the Company’s securities purchases were focused on moderate term maturities, taking advantage of the steepness of the yield curve, which moderates the Company’s exposure to rising interest rates, while still providing an acceptable yield. Sales were focused on longer term municipal bonds, short term corporate floating rate bonds, as well as mortgage-backed and asset-backed securities with extended cash flows or with a high probability of cash flows extending as interest rates increase. Sales were also focused on those bonds likely to be less liquid in the event of a market shock. Overall, management’s investment strategy reflects the continuing expectation of rising rates across the yield curve. Management continues to actively seek out opportunities to reduce the overall duration of the portfolio and accelerate cash flows, while also improving credit quality and liquidity. This strategy could entail absorbing small losses within the portfolio to meet longer term objectives.

(NASDAQ: BOCH)

At March 31, 2015, the Company’s net unrealized gain on available-for-sale securities was $3.1 million compared with $643 thousand net unrealized loss and $2.6 million net unrealized gain at March 31, 2014 and December 31, 2014, respectively. The favorable change in net unrealized gains resulted primarily from increases in the fair values of the Company’s municipal bond and corporate securities portfolios, due to declines in interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2015	Total	2014	Total	Amount	%	2014	Total
Demand - noninterest bearing	$150,056	20%	$131,290	17%	$18,766	14%	$157,557	20%
Demand - interest bearing	266,552	35	269,634	35	(3,082)	(1)%	298,160	38
Total demand	416,608	55	400,924	52	15,684	4%	455,717	58

Savings	92,088	12	93,279	12	(1,191)	(1)%	88,569	11
Total non-maturing deposits	508,696	67	494,203	64	14,493	3%	544,286	69

Certificates of deposit	253,280	33	267,508	36	(14,228)	(5)%	244,749	31
Total deposits	$761,976	100%	$761,711	100%	$265	0%	$789,035	100%

Average rate on interest bearing deposits during the quarter	0.50%		0.55%		(0.05)		0.49%

Total deposits at March 31, 2015, increased $265 thousand to $762.0 million compared to March 31, 2014, and decreased $27.0 million or 3% compared to December 31, 2014. Non-maturing core deposits increased $14.5 million or 3% compared to the same date a year ago and decreased $35.6 million or 7% compared to December 31, 2014.

TABLE 5
WHOLESALE DEPOSITS - UNAUDITED
(amounts in thousands)

	At March 31,		At December 31,
	2015	2014	2014
CDARS / ICS	$52,767	$59,622	$90,324
Online deposit listing service	67,453	68,446	67,449
Third party deposit broker	17,498	13,876	7,550
Total wholesale deposits	$137,718	$141,944	$165,323

In accordance with regulatory Call Report instructions, the Bank has filed quarterly Call Reports which listed brokered deposits of $70.3 million, $73.5 million and $97.9 million at March 31, 2015, March 31, 2014 and December 31, 2014, respectively. These amounts include deposits obtained through the CDARS and ICS programs, which management does not consider to be brokered.

(NASDAQ: BOCH)

INCOME STATEMENT OVERVIEW

TABLE 6
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,	Change
	2015	2014	Amount	%	2014	Amount	%
Net interest income	$8,369	$8,173	$196	2%	$8,290	$79	1%
Provision for loan and lease losses	—	—	—	0%	675	(675)	(100)%
Noninterest income	854	364	490	135%	1,144	(290)	(25)%
Noninterest expense	6,593	7,640	(1,047)	(14)%	7,172	(579)	(8)%
Income before income taxes	2,630	897	1,733	193%	1,587	1,043	66%
Provision (benefit) for income taxes	829	332	497	150%	(96)	925	(964)%
Net income	1,801	565	1,236	219%	1,683	118	7%
Less: Dividend on preferred stock	50	50	—	0%	50	—	0%
Income available to common shareholders	$1,751	$515	$1,236	240%	$1,633	$118	7%

Basic earnings per share	$0.13	$0.04	$0.09	225%	$0.12	$1	8%
Average basic shares	13,303	13,942	(639)	(5)%	13,295	8	0%
Diluted earnings per share	$0.13	$0.04	$0.09	225%	$0.12	$1	8%
Average diluted shares	13,340	13,987	(647)	(5)%	13,335	5	0%
Dividends declared per common share	$0.03	$0.03	$—	0%	$0.03	$—	0%

First Quarter of 2015 Compared With First Quarter of 2014

Net income available to common shareholders for the first quarter of 2015 increased $1.2 million over the first quarter of 2014. In the current year, net interest income was $196 thousand higher, noninterest income was $490 thousand higher and noninterest expenses were $1.0 million lower. These positive changes were partially offset by an income tax provision that was higher by $497 thousand.

Net Interest Income

Net interest income increased $196 thousand over a year previous. Interest income for the three months ended March 31, 2015 increased $526 thousand or 6% to $9.5 million which reflects the increase in average earnings assets and the reallocation of lower yielding assets into higher yielding loans. Interest expense for the three months ended March 31, 2015 increased $330 thousand or 40% to $1.2 million. Interest expense on deposits declined $79 thousand, interest expense on other borrowings decreased $47 thousand, but interest on the Bank’s Federal Home Loan Bank of San Francisco (“FHLB”) borrowings increased $456 thousand.

During the first quarter of 2014, the net cost of the Bank’s FHLB borrowings was reduced when hedge gains were reclassified out of other comprehensive income into earnings as a reduction of interest expense. As a result, interest expense on FHLB borrowings for the first quarter of 2014 was a negative $107 thousand. This accounting treatment ceased during the second quarter of 2014. Interest expense on FHLB borrowings for the first quarter of 2015 was $349 thousand. Interest expense on other borrowings was $47 thousand and $94 for the first quarter of 2015and 2014, respectively. During December of 2014, the Company repaid $5.0 million of junior subordinated debentures resulting in a decrease in interest on other borrowings.

(NASDAQ: BOCH)

Noninterest Income

Noninterest income for the three months ended March 31, 2015 increased $490 thousand compared to the same period a year ago. The Company recognized net gains on sale of available-for-sale investment securities during the current quarter of $215 thousand compared to a net loss of $245 thousand, for the same period a year ago.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2015 decreased $1.0 million compared to the same period a year ago. During the quarter ended March 31, 2014 the Company negotiated the settlement of a note receivable from its former mortgage subsidiary which resulted in a loss of $1.4 million and also wrote down $290 thousand of other real estate owned (“OREO”). In the current period, salaries and benefits are $288 thousand higher than a year earlier.

Income Tax Provision

During the three months ended March 31, 2015, the Company recorded a provision for income tax expense of $829 thousand compared with $332 thousand for the same period a year ago. The increase in the current year is due to increased pretax income.

First Quarter of 2015 Compared With Fourth Quarter of 2014

Net income available to common shareholders for the first quarter of 2015 increased $118 thousand over the fourth quarter of 2014. In the current year, net interest income was $79 thousand higher, the provision for loan and lease losses was $675 thousand lower and noninterest expenses were $579 thousand lower. These positive changes were partially offset by noninterest income that was $290 thousand lower and an income tax provision that was higher by $925 thousand.

Net Interest Income

Net interest income increased $79 thousand over a quarter previous. Interest income for the three months ended March 31, 2015 decreased $3 thousand to $9.5 million. The Bank’s improved yield on assets offset the negative effect of a quarter that was two days shorter than the fourth quarter of 2014. Interest expense for the three months ended March 31, 2015 decreased $82 thousand or 7% to $1.2 million compared to the prior quarter. This decrease was a combination of reduced interest expense on junior subordinated debentures and the shorter quarter.

Provision for Loan and Lease Losses

During the current quarter net recoveries on charged off loans negated the need for a provision for loan and lease losses compared to the provision for loan and lease loss of $675 thousand in the prior quarter.

Noninterest Income

Noninterest income for the three months ended March 31, 2015 decreased $290 thousand compared to the prior quarter. The Company recognized a net gain on sale of available-for-sale investment securities during the current quarter of $215 thousand compared to a $93 thousand net gain in the prior quarter. During the quarter ended December 31, 2014, the Company also recognized a $406 thousand gain on the discounted repayment of junior subordinated debentures included in other income.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2015 decreased $579 thousand compared to the prior quarter. The Company recognized severance costs associated with the retirement of a former executive during the fourth quarter of 2014.

(NASDAQ: BOCH)

Income Tax Provision

During the three months ended March 31, 2015, the Company recorded a provision for income tax expense of $829 thousand compared with provision for income tax benefit of $96 thousand for the prior quarter. During the quarter ended December 31, 2014 the Company revised the estimated annual effective tax rate used in the provision for income tax expense.

Diluted earnings per share were $0.13 for the three months ended March 31, 2015 compared with $0.04 for the same period a year ago, and $0.12 for the prior period. Earnings per share increased during the three months ended March 31, 2015 compared to the same period a year ago as a result of increased net income and decreased weighted average shares. The decrease in weighted average shares resulted from the repurchase of 700,000 common shares from a repurchase plan announced and completed during the six months ended June 30, 2014. All repurchased shares were retired subsequent to purchase.

TABLE 7
NET INTEREST SPREAD AND MARGIN - UNAUDITED
(amounts in thousands)

	For the Three Months Ended
	March 31,		Change	December 31,	Change
	2015	2014	Amount	2014	Amount
Tax equivalent yield on average interest earning assets	4.37%	4.14%	0.23	4.35%	0.02
Rate on average interest bearing liabilities	0.65%	0.47%	(0.18)	0.70%	0.05
Net interest spread - tax equivalent basis	3.72%	3.67%	0.05	3.65%	0.07

Net interest margin - nominal	3.72%	3.63%	0.09	3.67%	0.05
Net interest margin - tax equivalent basis	3.86%	3.78%	0.08	3.81%	0.05

Average earning assets	$912,886	$912,007	$879	$917,301	$(4,415)
Average interest bearing liabilities	$708,234	$710,258	$(2,024)	$712,195	$(3,961)

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.86% for the three months ended March 31, 2015, an increase of eight basis points as compared to the same period a year ago. The increase in net interest margin resulted from a 22 basis point increase in tax-equivalent yield on average earning assets offset by a 14 basis point increase in interest expense to fund average earning assets. With decreasing elasticity in managing our funding costs and historically low interest rates, maintaining our net interest margin in the foreseeable future will continue to be challenging. Management will continue to reallocate the asset mix into higher yielding assets by pursuing organic loan growth, making wholesale loan purchases, and actively managing the investment securities portfolio within our accepted risk tolerance.

(NASDAQ: BOCH)

TABLE 8
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Beginning balance	$10,820	$10,400	$9,882	$9,748	$14,172
Provision for loan and lease losses charged to expense	—	675	1,050	1,450	—
Loans charged off	(179)	(375)	(585)	(1,457)	(4,902)
Loan loss recoveries	655	120	53	141	478
Ending balance	$11,296	$10,820	$10,400	$9,882	$9,748

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2015	2014	2014	2014	2014
Nonaccrual loans:
Commercial	$3,908	$5,112	$7,065	$4,375	$4,303
Commercial real estate	8,182	9,696	9,896	15,598	12,560
Residential real estate 1-4 family	6,365	6,782	7,438	6,939	7,360
Home equity	24	24	89	479	484
Consumer	34	35	—	87	—
Total nonaccrual loans	18,513	21,649	24,488	27,478	24,707
Accruing troubled debt restructured loans:
Commercial	1,004	1,485	1,585	13	62
Commercial real estate	1,690	1,698	1,707	1,716	3,853
Residential real estate 1-4 family	5,421	5,462	5,222	5,074	4,894
Home equity	574	579	584	589	593
Total accruing troubled debt restructured loans	8,689	9,224	9,098	7,392	9,402

All other accruing impaired loans	533	535	757	585	2,564

Total impaired loans	$27,735	$31,408	$34,343	$35,455	$36,673

Gross loans outstanding at period end	$699,229	$660,898	$649,695	$619,418	$607,049

Allowance for loan and lease losses as a percent of:
Gross loans	1.62%	1.64%	1.60%	1.59%	1.61%
Nonaccrual loans	61.02%	49.98%	42.47%	35.96%	39.45%
Impaired loans	40.73%	34.45%	30.28%	27.87%	26.58%

Nonaccrual loans to gross loans	2.65%	3.28%	3.77%	4.43%	4.07%

The Company realized net loan loss recoveries of $476 thousand in the current quarter compared with net loan charge offs of $255 thousand in the prior quarter and net loan charge offs of $4.4 million for the same period a year ago.

The Company continues to monitor credit quality, and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. The Company made no provision for loan and lease losses during the first quarters of 2015 and 2014, compared to a provision of $675 thousand for the prior quarter. The Company’s ALLL as a percentage of gross loans was 1.62% as of March 31, 2015 compared to 1.61% as of March 31, 2014 and 1.64% as of December 31, 2014. At March 31, 2015, given the banks ALLL methodology which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in additional charges to the provision for loan and lease losses.

(NASDAQ: BOCH)

At March 31, 2015, the recorded investment in loans classified as impaired totaled $27.7 million, with a corresponding valuation allowance of $1.5 million compared to impaired loans of $36.7 million with a corresponding valuation allowance of $1.8 million at March 31, 2014 and impaired loans of $31.4 million, with a corresponding valuation allowance of $1.6 million at December 31, 2014. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans. The $3.7 million decrease in impaired loans during the three months ended March 31, 2015 is centered in a $1.2 million principal payment on one commercial loan relationship, the acceptance of 6 deeds in lieu of foreclosure on a $1.3 million commercial loan relationship and a $486 thousand payoff of an impaired purchased mortgage.

TABLE 9
PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2015	2014	2014	2014	2014
Nonaccrual	$12,695	$14,230	$16,556	$20,504	$19,779
Accruing	8,689	9,224	9,098	7,392	9,402
Total troubled debt restructurings	$21,384	$23,454	$25,654	$27,896	$29,181

Percentage of total gross loans	3.06%	3.55%	3.95%	4.50%	4.81%

Loans are reported as a troubled debt restructuring when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the note rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as the Bank will not collect all amounts due, either principal or interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by calculating the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component of the ALLL.

During the three months ended March 31, 2015, the Company restructured four loans to grant payment deferrals. The loans were classified as a troubled debt restructurings and three of the loans were placed on nonaccrual status. As of March 31, 2015, the Company had $21.4 million in troubled debt restructurings compared to $23.5 million as of December 31, 2014. As of March 31, 2015, the Company had 121 restructured loans that qualified as troubled debt restructurings, of which 99 were performing according to their restructured terms. Troubled debt restructurings represented 3.06% of gross loans as of March 31, 2015 compared with 3.55% at December 31, 2014.

(NASDAQ: BOCH)

TABLE 10
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2015	2014	2014	2014	2014
Total nonaccrual loans	$18,513	$21,649	$24,488	$27,478	$24,707
90 days past due not on nonaccrual	—	23	—	—	—
Total nonperforming loans	18,513	21,672	24,488	27,478	24,707

Other real estate owned	1,502	502	393	826	623
Total nonperforming assets	$20,015	$22,174	$24,881	$28,304	$25,330

Nonperforming loans to gross loans	2.65%	3.28%	3.77%	4.43%	4.07%
Nonperforming assets to total assets	2.03%	2.22%	2.54%	2.94%	2.61%

Nonperforming loans, which include nonaccrual loans and accruing loans past due more than 90 days, totaled $18.5 million or 2.65% of gross loans as of March 31, 2015, compared to $21.7 million, or 3.28% of gross loans at December 31, 2014. The decrease in nonperforming loans in the current quarter compared to the prior quarter was primarily due to a $1.2 million principal payment on one commercial loan relationship; $1.3 million for a commercial loan relationship attributed to moving six properties into OREO and a $486 thousand payoff of a nonperforming purchased mortgage. Nonperforming assets, which include nonperforming loans and OREO, totaled $20.0 million, or 2.03% of total assets as of March 31, 2015, compared with $22.2 million, or 2.22% of total assets as of December 31, 2014.

At March 31, 2015, March 31, 2014 and December 31, 2014, the recorded investment in OREO was $1.5 million, $623 thousand and $502 thousand, respectively. The March 31, 2015 OREO balance consists of twelve properties, of which five are secured by 1-4 family residential real estate in the amount of $370 thousand and seven are secured by nonfarm nonresidential properties in the amount of $1.1 million.

(NASDAQ: BOCH)

TABLE 11
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At March 31,	At March 31,	Change		At December 31,
	2015	2014	$	%	2014
Assets:
Cash and due from banks	$19,309	$54,422	$(35,113)	(65)%	$43,949
Interest bearing due from banks	10,802	20,146	(9,344)	(46)%	14,473
Total cash and cash equivalents	30,111	74,568	(44,457)	(60)%	58,422

Securities available-for-sale, at fair value	166,890	204,010	(37,120)	(18)%	186,986
Securities held-to-maturity, at amortized cost	36,609	36,985	(376)	(1)%	36,806

Loans, net of deferred fees and costs	699,544	607,369	92,175	15%	661,055
Allowance for loan and lease losses	(11,296)	(9,748)	(1,548)	16%	(10,820)
Net loans	688,248	597,621	90,627	15%	650,235

Premises and equipment, net	11,903	11,763	140	1%	12,295
Other real estate owned	1,502	623	879	141%	502
Life insurance	22,009	16,342	5,667	35%	21,844
Deferred taxes	10,041	10,487	(446)	(4)%	10,231
Other assets	18,089	17,598	491	3%	19,871
Total Assets	$985,402	$969,997	$15,405	2%	$997,192

Liabilities and shareholders' equity:
Demand - noninterest bearing	$150,056	$131,290	$18,766	14%	$157,557
Demand - interest bearing	266,552	269,634	(3,082)	(1)%	298,160
Savings	92,088	93,279	(1,191)	(1)%	88,569
Certificates of deposit	253,280	267,508	(14,228)	(5)%	244,749
Total deposits	761,976	761,711	265	0%	789,035

Federal Home Loan Bank of San Francisco borrowings	90,000	75,000	15,000	20%	75,000
Junior subordinated debentures	10,310	15,465	(5,155)	(33)%	10,310
Other liabilities	17,679	17,034	645	4%	19,245
Total liabilities	879,965	869,210	10,755	1%	893,590

Shareholders' equity:
Preferred stock	19,931	19,931	—	0%	19,931
Common Stock	24,105	25,531	(1,426)	(6)%	23,891
Retained earnings	61,217	56,051	5,166	9%	59,867
Accumulated other comprehensive income (loss), net of tax	184	(726)	910	(125)%	(87)
Total shareholders' equity	105,437	100,787	4,650	5%	103,602

Total liabilities and shareholders' equity	$985,402	$969,997	$15,405	2%	$997,192

Total interest earning assets	$919,227	$903,428	$15,799	2%	$926,233
Shares outstanding	13,337	13,552			13,295
Book value per share	$6.41	$5.97			$6.29

(NASDAQ: BOCH)

TABLE 12
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2015	2014	$	%	2014
Interest income:
Interest and fees on loans	$7,911	$7,094	$817	12%	$7,832
Interest on securities	944	1,114	(170)	(15)%	980
Interest on tax-exempt securities	599	652	(53)	(8)%	620
Interest on deposits	72	140	(68)	(49)%	97
Total interest income	9,526	9,000	526	6%	9,529
Interest expense:
Interest on demand deposits	116	121	(5)	(4)%	109
Interest on savings deposits	54	57	(3)	(5)%	55
Interest on certificates of deposit	591	662	(71)	(11)%	623
Interest on FHLB borrowings	349	(107)	456	(426)%	370
Interest on other borrowings	47	94	(47)	(50)%	82
Total interest expense	1,157	827	330	40%	1,239
Net interest income	8,369	8,173	196	2%	8,290
Provision for loan and lease losses	—	—	—	0%	675
Net interest income after provision for loan and lease losses	8,369	8,173	196	2%	7,615
Noninterest income:
Service charges on deposit accounts	49	44	5	11%	51
Payroll and benefit processing fees	148	135	13	10%	137
Increase in cash surrender value of life insurance	165	126	39	31%	169
Gain (loss) on investment securities, net	215	(245)	460	(188)%	93
Merchant credit card service income, net	23	26	(3)	(12)%	24
Other income	254	278	(24)	(9)%	670
Total noninterest income	854	364	490	135%	1,144

(NASDAQ: BOCH)

TABLE 12 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2015	2014	$	%	2014
Noninterest expense:
Salaries and related benefits	3,910	3,622	288	8%	4,257
Occupancy and equipment expense	734	642	92	14%	715
Write down of other real estate owned	—	290	(290)	(100)%	—
FDIC insurance premium	207	191	16	8%	214
Data processing fees	233	194	39	20%	260
Professional service fees	422	264	158	60%	616
Deferred compensation expense	71	115	(44)	(38)%	113
Other expenses	1,016	2,322	(1,306)	(56)%	997
Total noninterest expense	6,593	7,640	(1,047)	(14)%	7,172
Income before provision (benefit) for income taxes	2,630	897	1,733	193%	1,587
Provision (benefit) for income taxes	829	332	497	150%	(96)
Net income	$1,801	$565	$1,236	219%	$1,683
Less: preferred dividends	50	50	—	0%	50
Income available to common shareholders	$1,751	$515	$1,236	240%	$1,633

Basic earnings per share	$0.13	$0.04	$0.09	225%	$0.12
Average basic shares	13,303	13,942	(639)	(5)%	13,295
Diluted earnings per share	$0.13	$0.04	$0.09	225%	$0.12
Average diluted shares	13,340	13,987	(647)	(5)%	13,335

(NASDAQ: BOCH)

TABLE 13
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2015	2014	2014	2013	2012
Earning assets:
Loans	$673,120	$599,964	$625,166	$612,819	$642,200
Tax exempt securities	77,316	86,681	83,973	92,854	81,714
Taxable securities	136,557	160,182	147,916	157,486	135,615
Interest bearing due from banks	25,893	65,180	56,465	43,397	48,712
Average earning assets	912,886	912,007	913,520	906,556	908,241

Cash and due from banks	10,295	10,212	11,246	10,570	10,125
Premises and equipment, net	12,195	11,197	12,105	10,338	9,567
Other assets	43,540	26,747	36,936	26,838	24,249
Average total assets	$978,916	$960,163	$973,807	$954,302	$952,182

Interest bearing liabilities:
Demand - interest bearing	$275,954	$268,913	$272,383	$244,125	$203,342
Savings	91,152	91,406	91,108	92,502	89,789
Certificates of deposit	246,707	259,474	259,445	249,500	285,574
Repurchase agreements	—	—	—	5,780	14,246
Other borrowings	10,421	15,465	15,239	15,584	15,465
FHLB borrowings	84,000	75,000	77,534	109,560	110,374
Average interest bearing liabilities	708,234	710,258	715,709	717,051	718,790

Demand - noninterest bearing	148,923	131,569	139,792	126,017	115,091
Other liabilities	17,141	15,130	15,934	5,041	7,033
Shareholders' equity	104,618	103,206	102,372	106,193	111,268
Average liabilities & shareholders' equity	$978,916	$960,163	$973,807	$954,302	$952,182

(NASDAQ: BOCH)

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Earning assets:
Loans	$673,120	$656,834	$631,674	$611,494	$599,964
Tax exempt securities	77,316	82,231	83,503	83,530	86,681
Taxable securities	136,557	141,265	138,355	152,175	160,182
Interest bearing due from banks	25,893	36,971	64,829	59,099	65,180
Average earning assets	912,886	917,301	918,361	906,298	912,007

Cash and due from banks	10,295	12,263	12,320	10,155	10,212
Premises and equipment, net	12,195	12,464	12,551	12,190	11,197
Other assets	43,540	43,072	40,815	36,887	26,747
Average total assets	$978,916	$985,100	$984,047	$965,530	$960,163

Interest bearing liabilities:
Demand - interest bearing	$275,954	$277,692	$270,395	$272,457	$268,913
Savings	91,152	89,992	91,556	91,488	91,406
Certificates of deposit	246,707	254,943	260,592	262,809	259,474
Other borrowings	10,421	14,568	15,465	15,465	15,465
FHLB borrowings	84,000	75,000	85,054	75,000	75,000
Average interest bearing liabilities	708,234	712,195	723,062	717,219	710,258

Demand - noninterest bearing	148,923	153,007	142,426	131,901	131,569
Other liabilities	17,141	16,751	16,612	15,216	15,130
Shareholders' equity	104,618	103,147	101,947	101,194	103,206
Average liabilities & shareholders' equity	$978,916	$985,100	$984,047	$965,530	$960,163

(NASDAQ: BOCH)

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names: Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce. The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through four offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Investment firms making a market in BOCH stock are:

Raymond James Financial John T. Cavender 555 Market Street San Francisco, CA 94105 (800) 346-5544	McAdams Wright Ragen, Inc. Joey Warmenhoven 1211 SW Fifth Avenue, Suite 1400 Portland, OR 97204 (866) 662-0351

Sandler O’Neill + Partners, L.P. Brian Sullivan 1251 Avenue of the Americas, 6th Floor New York, NY 10022 (212) 466-8022	Stifel Nicolaus Perry Wright 1255 East Street, Suite 100 Redding, CA 96001 (530) 244-7199

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959